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                                                                   EXHIBIT 99.01

Investor Relations Contact:                     Media Relations Contact:
David Gennarelli                                Jennifer Jennings

NetScreen Technologies                          NetScreen Technologies
408-730-6125                                    408-730-6243
dgennarelli@netscreen.com                       jjennings@netscreen.com

                    NETSCREEN COMPLETES ONESECURE ACQUISITION

SUNNYVALE, Calif., (September 19, 2002)

NetScreen Technologies, Inc. (Nasdaq: NSCN), today announced that it has completed its acquisition of OneSecure, Inc., developers of an innovative intrusion prevention and detection solution. The transaction, originally announced August 22, 2002, was completed for approximately $40.1 million in NetScreen stock and the assumption of OneSecure's outstanding options.

NetScreen will begin immediately to sell OneSecure's Intrusion Detection and Prevention (IDP) solution as the NetScreen-IDP 100 appliance, providing customers the industry's first device to accurately detect and then prevent attacks in a single solution. Initial availability of the NetScreen-IDP 100 will be in the U.S., Canada and selected countries within Europe and Asia.

"OneSecure provides key technologies that allow NetScreen to stay ahead of the competition, "said Robert Thomas, president and CEO of NetScreen. "Our goal is to make intrusion prevention technology pervasive by leveraging OneSecure technology across the NetScreen product line and, longer term, in a new integrated security gateway."

NetScreen plans to integrate a subset of the core intrusion prevention and detection technology into its award-winning line of integrated security systems and appliances and integrate the two companies security management platforms in the first half of 2003. NetScreen also plans to enhance the IDP line, and drive the development of a new integrated security gateway, which will set a new standard for network security.

"The market has been steadily moving towards combining security technologies to decrease costs and increase manageability," said Jeff Wilson, executive director at Infonetics, an international market research and consulting firm covering the networking and telecommunications industries. "Completion of this acquisition brings key technologies to NetScreen that enable it to quickly combine IDP with firewall, VPN, and overall security management capabilities, establishing a benchmark by which other new security solutions will be measured."

About NetScreen Technologies

NetScreen Technologies, Inc., is a leading developer of integrated network security solutions that offer the security, performance and total cost of ownership required by enterprises and carriers. NetScreen's innovative solutions provide key security technologies, such as virtual private network, denial of service protection, firewall and intrusion prevention, in a line of easy-to-manage security appliances and systems.

NetScreen is publicly traded on the NASDAQ market under the symbol NSCN.

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Company headquarters is located at 350 Oakmead Parkway, Sunnyvale, Calif., USA,
94085. Regional headquarters for Asia-Pacific and Europe are located in Hong Kong and Fleet, England, respectively. More information on NetScreen's products can be found at http://www.netscreen.com or by calling toll free at l-800-638-8296.

                                    # # # # #

 NetScreen is a trademark of NetScreen Technologies, Inc Other trademarks are the property of their respective owners.

       All contents copyright (C) 1998-2001 NetScreen Technologies, Inc.

     The press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements containing words such as "will," "plans," "intends," "expects," "believes" and other statements in the future tense are forward-looking statements. Actual outcomes and results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. These risks and uncertainties include the failure to integrate the OneSecure business and products successfully, unanticipated costs of such integration, changed plans regarding product introduction, distribution, development or integration, the failure to retain and hire key executives, technical personnel and other employees, the failure of the combined company to successfully manage relationships with customers, suppliers and channel partners, uncertainties of intellectual property protection, volatility in the Internet infrastructure and networking market, increased competition, long sales cycles and unpredictability of future quarters. Detailed information about potential factors that could affect
NetScreen's business, financial condition and results of operations is included in the company's Registration Statement on Form S-1 and Form 10-Q for the period ended June 30, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and
   Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at http://www.sec.gov. All statements, including forward-looking statements, made in this press release are made as of the date of this release and NetScreen undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.